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                     CONSENT OF INDEPENDENT ACCOUNTANTS


Rocky Mountain Internet, Inc.
Denver, Colorado

We hereby consent to the use in this Registration Statement on Form S-1 of our independent accountants' report, dated February 27, 1998, relating to the consolidated balance sheets of Rocky Mountain Internet, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. We also consent to the reference in the aforementioned registration statement to our firm under the caption "Experts."

                                                BAIRD, KURTZ & DOBSON

Denver, Colorado
May 12, 1998